                 INVESTMENT TRUST FOR NON-UNION HOURLY EMPLOYEES
                                       OF
                               IMC-AGRICO MP, INC.



     As a result of a transfer of assets from the Investment Trust for Non-Union Hourly Employees of IMC Fertilizer, Inc. and the Trust for the Freeport-McMoRan, Inc. Employee Capital Accumulation Program (Predecessor Trusts) consisting of the account balances of participants in the respective plans related to those Trusts, IMC-Agrico MP, Inc. hereby establishes the Investment Trust for Non-Union Hourly Employees of IMC-Agrico MP, Inc. to implement the provisions of the Investment Plan for Non-Union Hourly Employees of IMC-Agrico MP, Inc. as of July 1, 1993.

     For purposes of this Trust the term "Company", when used herein, shall mean IMC-Agrico MP, Inc.


                                    ARTICLE I
                         TRUST, TRUSTEES AND TRUST FUND

     SECTION 1.1. TRUST. This instrument and the trust evidenced hereby, as amended from time to time, shall be known as the Investment Trust for Non-Union Hourly Employees of IMC-Agrico MP, Inc. (hereinafter referred to as the "Trust").

     SECTION 1.2. TRUSTEE. The Northern Trust Company (hereinafter referred to as the "Trustee") is hereby designated as Trustee, to receive, hold, invest, administer and distribute the Fund in accordance with the provisions of the Trust.

     SECTION 1.3. TRUST FUND. The principal and income assets held under the Trust by the Trustee, collectively, are herein referred to as the "Fund". Except as herein otherwise provided, title to assets of the Fund shall at all times be vested in the Trustee, subject to the right of the Trustee to hold title in bearer form or in the name of a nominee, and the interest of others in the assets of the Fund shall be only the right to have such assets received, held, invested, administered and distributed in accordance with the provisions of the Trust.

     SECTION 1.4. INVESTMENT MANAGER. The Investment Manager appointed pursuant to Section 7.6.


                                    ARTICLE 2
                        PLAN AND PARTICIPATING EMPLOYERS

     SECTION 2.1. PLAN DEFINITION. The term "Plan" wherever used herein shall mean the Investment Plan for Non-Union Hourly Employees of IMC-Agrico MP, Inc., as amended from time to time.

     SECTION 2.2. DELIVERY OF PLAN TO TRUSTEE. The Company shall deliver to the Trustee a copy of the Plan and of each amendment thereto, for convenience of reference, but the rights, powers, titles, duties, discretions and immunities of the Trustee shall be governed solely by the Trust without reference to the Plan.

     SECTION 2.3. PARTICIPATING EMPLOYERS. The term "Participating Employers" wherever used herein shall mean the Company and any other corporation which is or may in the future become an Employer under the Plan, and which shall join the Trust pursuant to Section 12.1.


                                    ARTICLE 3
                       AUTHORIZED EMPLOYER REPRESENTATIVES

     The Company, on its own behalf and as agent for each Participating Employer, shall furnish the Trustees the name and specimen signatures of the members of the Employee Benefits Committee ("Committee") appointed from time to time and as defined and described under Section 10.1 of the Plan and of each other person upon whose statement of the decision or direction of the Company or the Participating Employers the Trustee is authorized to rely. Until notified of a change in the identity of such person or persons the Trustee shall act upon the assumption that there has been no change.


                                    ARTICLE 4
                                  CONTRIBUTIONS

     All contributions made under the Plan shall be delivered to the Trustee. The Trustee shall be accountable for contributions made to the Plan and included among the assets of the Fund but shall have no responsibility to determine whether the contributions comply with the provisions of the Plan or of ERISA.


                                    ARTICLE 5
                          DISTRIBUTIONS FROM TRUST FUND

     SECTION 5.1. COMMITTEE TO DIRECT DISTRIBUTIONS. Distributions in cash or in kind shall be made from the Fund by the Trustee to such persons or other entities, in such manner, at such times, in such amounts and for such purposes as the Committee, or such person designated by the Committee, shall direct. The Trustee shall also discontinue distributions from the Fund in accordance with the directions of the Committee, or such person designated by the Committee.
The Trustee shall have no responsibility as Trustee to see to the application of distributions so made or to ascertain whether the directions of the Committee, or such person designated by the Committee, comply with the Plan. If any distribution to be made from the Fund is not claimed, the Trustee shall promptly notify the Committee of that fact. Except to the extent that such information may exist in the Trustee's records, the Trustee shall have no obligation to search for or ascertain the whereabouts of any distributee of benefits from the Fund.

     SECTION 5.2. WITHHOLDING OF TAXES. The Trustee may withhold, or require the withholding, from any distribution which it is directed to make such sum as the Trustee may reasonably estimate is necessary to cover any taxes for which the Trustee may be liable, which are, or may be, assessed with regard to such distribution. Upon discharge or settlement of such tax liability the Trustee shall distribute the balance of such sum, if any, to the distributee from whose distribution it was withheld, or if such distributee is then deceased, to such beneficiary of the participant from whose share it was withheld as the Committee, or such person designated by the Committee, shall direct. Prior to making any distribution hereunder the Trustee may require such releases or other documents from any taxing authority, or may require such indemnity and surety bond, as the Trustee shall reasonably deem necessary for its protection.

     SECTION 5.3. INTERESTS NON-ASSIGNABLE. No right or interest of any participant, suspended participant or distributee to receive distributions from the Fund shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any participant or distributee to receive distributions from the Fund shall be liable for, or subject to, any obligation or liability of such participant, suspended participant or distributee, including claims for alimony or the support of any spouse other than claims made pursuant to any "qualified domestic relations order" as defined in Section 414(p) of the Internal Revenue Code of 1954, as amended, and directed to be paid to an alternate payee by the Plan Administrator.

     SECTION 5.4. LOANS TO PARTICIPANTS. Loans to Participants shall be granted and administered by the Committee. The Trustee shall distribute cash to such Participants who are granted loans in such amount and at such times as the Committee shall from time to time direct in writing. Loan payments collected by the Committee shall be forwarded to the Trustee. The amount of such loans shall be carried by the Trustee as an asset of the Trust equal to the combined unpaid principal balance. The Trustee shall have no responsibility to ascertain whether a loan complies with the provisions of a plan, for the decision to grant a loan or for the collection and repayment of a loan.


                                    ARTICLE 6
                                   INVESTMENTS

     SECTION 6.1. INVESTMENT FUNDS. The Trustee shall maintain four investment funds exclusively for the collective investments and reinvestment of monies directed by the Committee, or such person designated by the Committee, to be invested in such funds as follows:

     (a) A fund to be known as the "Equity Fund" which shall be invested and reinvested in shares of the Fidelity Equity Income Fund, Inc.

     (b) A fund to be known as the "Bond Fund" which shall be invested and re-invested in shares of the Bond Fund of America.

     (c) A fund to be known as the "Fixed Income Fund" under which the funds shall be entrusted to one or more insurance companies or banks, and/or to a portfolio of guaranteed insurance contracts or other capital preservation investments of different maturities and interest rates in which a group of retirement or savings plans may participate, to be chosen at the sole discretion of the Committee, which companies and, or banks, as applicable, pursuant to a contract or contracts or other arrangement to be approved by the Committee, will invest the funds according to their sole discretion at a fixed or floating minimum rate of interest on the invested funds. The Trustee shall only turn over funds to one or more insurance companies or banks, when it receives specific instructions from the Committee to do so. The Trustee shall only act or be required to act with regard to any such insurance or bank contract or other arrangement where and to the extent it receives specific directions from the Committee.

     (d) A fund to be known as the "Money Market Fund" under which the funds shall be entrusted to an insurance company or an investment company to be chosen at the sole discretion of the Committee, which company, pursuant to a contract or in accordance with a prospectus approved by the Committee, will invest funds in short term U.S. Government and agency obligations, bank certificates of deposits and banker's acceptances, and high quality corporate obligations. The Trustee shall only turn over funds to an insurance or investment company when it receives specific instructions from the Committee to do so. The Trustee shall only act or be required to act with regard to any such contract where and to the extent it receives specific directions from the Committee.

     SECTION 6.2. INVESTMENT OF CASH IN INVESTMENT FUNDS. Subject to contrary instructions from the Committee, any cash held from time to time in any investment fund may be invested in collective short term investment funds maintained by the Trustee.


                                    ARTICLE 7
                          POWERS AND DUTIES OF TRUSTEE

     SECTION 7.1. TRUSTEE'S POWERS. Except as otherwise provided in this Trust, the Trustee shall have the following powers, rights and duties in addition to those vested in it elsewhere in the Trust or by law:

     A. to retain, manage, improve, repair, operate and control any asset of the Fund;

     B. to sell, convey, transfer, exchange, grant options with respect to, pledge, or otherwise deal with or dispose of any asset of the Fund in such manner, for such consideration and upon such terms and conditions as the Trustee, in its discretion, shall determine;

     C. to employ such agents and counsel as may be reasonably necessary in collecting, managing, administering, investing, distributing and protecting the Fund or the assets thereof and to pay them reasonable compensation;

     D. to settle, compromise or abandon all claims and demands in favor of or against the Fund;

     E. to vote any corporate stock either in person or by proxy for any purposes; to exercise any conversion privilege, subscription right or any other right or option given to the Trustee as the owner of any security owned by the Fund and to make any payments incidental thereto; to consent to, take any action in connection with, and receive and retain any securities resulting from any reorganization, consolidation, merger, readjustment of the financial structure, sale, lease or other disposition of the assets of any corporation or other organization, the securities of which may be an asset of the Fund;

     F. to organize and incorporate (or participate in the organization or incorporation of), under the laws of any state, a corporation for the purpose of acquiring and holding title to any property which the Trustee is authorized to acquire for the Fund and to exercise with respect thereto any of the powers, rights and duties it has with respect to other assets of the Fund;

     G. to cause any asset of the Fund to be issued, held or registered in the name of its nominee, or in such form that title will pass by delivery, provided the records of the Trustee shall indicate the true ownership of such asset;

     H. to exercise any of the powers and rights of an individual owner with respect to any property of the Fund and to do all other acts in its judgment necessary or desirable for the proper administration of the Fund, although such powers, rights and acts are not specifically enumerated in the Trust;

     I. to deposit any part or all of the assets with the Trustee or its affiliate as trustee, or another person or entity acting as trustee of any collective or group trust fund which is now or hereafter maintained as a medium for the collective investment of funds of pension, profit sharing or other employee benefit plans, and which is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code, and to withdraw any part or all of the assets so deposited; any assets deposited with the trustee of a collective or group trust fund shall be held and invested by the trustee thereunder pursuant to all the terms and conditions of the trust agreement or declaration of trust establishing the fund, which are hereby incorporated herein by reference and shall prevail over any contrary provision of this Agreement.

     J.  to make loans to Participants at the direction of the Committee.

     SECTION 7.2 ADVICE OF COUNSEL. The Trustee may consult with legal counsel, who may be counsel for any Participating Employer, in respect of any of its rights, duties or obligations hereunder.

     SECTION 7.3. RESPONSIBILITY AND INDEMNIFICATION OF TRUSTEE. The Trustee shall discharge its duties (i) solely in the interest of participants and beneficiaries, (ii) for the exclusive purpose of providing benefits to participants and their beneficiaries and of defraying reasonable expenses of administering the Plan and (iii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall be indemnified and saved harmless by the Participating Employers from and against all personal liability to which the Trustee shall be subjected by reason of carrying out any directions of the Company, the Committee or other authorized person made in accordance with the Trust or by reason of failing to take any action with respect to an investment for which the Committee has investment responsibility in the absence of such a direction, including all expenses reasonably incurred in its defense in case the Participating Employers fail to provide such defense.

     SECTION 7.4. COMPENSATION AND EXPENSES. The Trustee is authorized and directed to pay from the Trust Fund all Trustee's expenses, taxes and charges (including fees of its attorneys and agents) incurred in connection with the collection, administration, management, investment, protection and distribution of the Fund to the extent they are not paid by the Participating Employers, PROVIDED THAT, all charges and expenses incurred in connection with the purchase and sale of investments for either the Equity Fund, the Bond Fund, the Fixed Income Fund, or the Money Market Fund shall be charged to the appropriate Fund. The Participating Employers may pay the Trustee such reasonable compensation as may be agreed upon from time to time by the Participating Employers and the Trustee.

     SECTION 7.5. INVESTMENT MANAGER. The Company may appoint, in its sole discretion, an individual or individuals, firm or corporation as "Investment Manager" which shall be responsible, within the limitations set forth in the Trust for directing the investment and reinvestment of one or more of the Equity Fund, the Bond Fund, the Fixed Income Fund or the Money Market Fund (each referred to below as a "fund"). In such case, the Company shall promptly notify the Trustee in writing of any such appointment of an Investment Manager. With respect to each fund subject to his direction, the Investment Manager may either direct the Trustee to make sales or purchases or the Investment Manager may make sales or purchases and direct the Trustee to take all necessary action to complete such sales or investments and the Trustee shall make every sale or investment as directed in writing by the Investment Manager. It shall be the duty of the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the Investment Manager, to review any securities or other property held in a fund pursuant to such directions or to make any recommendations to the Investment Manager with respect to such securities or other property.

     To the extent permitted by the Employee Retirement Security Act of 1974, the Trustee shall be under no liability for any loss of any kind which may result by reason of any action taken by it pursuant to any direction of the Investment Manager or by reason of its failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions by the Investment Manager. The Trustee shall be indemnified and saved harmless by the Participating Employers from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of the Investment

Manager issued pursuant hereto or for failure to act in the absence of directions of the Investment Manager, including all expenses reasonably incurred in its defense in the event the Participating Employers fail to provide such defense.

     The Trustee may rely upon any order, certificate, notice or direction or other documentary confirmation purporting to have been issued on behalf of the Investment Manager which the Trustee believes to be genuine and to have been issued by the Investment Manager.

     The Trustee shall not be charged with knowledge of the termination of the appointment of the Investment Manager until it receives written notice of such termination by the Company. In the event an Investment Manager has not been appointed for any one or more of the Equity Fund, the Bond Fund, the Fixed Income Fund or the Money Market Fund, the Committee shall direct the Trustee with respect to investments for any such fund until an Investment Manager has been appointed for such fund.

     The Trustee shall not make any investment review of, consider the propriety of holding or selling, or vote other than as directed by the Investment Manager, any assets of the Fund allocated to a fund in accordance with this Section, except that if the Trustee shall not have received contrary instructions from the Investment Manager thereof the Trustee shall invest for short term purposes any cash of a fund in its custody in bonds, notes and other evidences of indebtedness having a maturity date not beyond five years from the date of purchase, United States Treasury bills, commercial paper, bankers' acceptances and certificates of deposit, and undivided interests or participations therein and (if subject to withdrawal on a daily or weekly basis) participation in common or collective funds composed thereof.

     SECTION 7.6. INSURANCE CONTRACTS. Notwithstanding anything in this instrument to the contrary, the Company shall have the right from time to time to deal directly with any insurance carrier or carriers whose policies or contracts are being held as assets of the Trust Fund, including, but not by way of limitation, the right to make contributions directly to such carrier or carriers and to require that payments of benefits under the Plan be made directly by such carrier or carriers. Written notice that the Company is dealing directly with an insurance carrier shall be given to the Trustee, and upon and after receipt of such written notice, the Trustee shall have no duty or obligation to review the insurance policy or contract or its implementation, to make any recommendations with respect to such policy or contract, to enforce the terms of such policy or contract, nor to determine whether any contribution or direction from the Company to any such insurance carrier is proper or within the terms of this Agreement, the Plan, or the policy or contract.

     The Trustee shall have no liability or responsibility to the Company or any beneficiary of the Trust for relying without question on the written notice described above, and the Trustee may assume that the Company will continue to deal directly with such insurance carrier until receipt of written notice to the contrary from the Company.

                                    ARTICLE 8
                       ACCOUNTS AND REPORTS OF THE TRUSTEE

     SECTION 8.1. RECORDS AND ACCOUNTS OF THE TRUSTEE. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection or audit by any person designated by the Committee or the Company. The Trustee, at the direction of the Committee or the Company, shall submit to the auditors for the Company and to others designated by the Committee or the Company such valuations, reports or other information as they may reasonably require.

     SECTION 8.2. CASH BASIS FOR ACCOUNTS. All accounts of the Trustee shall be kept on a cash basis.

     SECTION 8.3. FISCAL YEAR. The fiscal year of the Trust shall be the same as that of the Company, and if the Company notifies the Trustee that the Company has changed its fiscal year, the Trustee shall take the necessary steps to change the fiscal year of the Trust to correspond therewith.

     SECTION 8.4. ANNUAL REPORTS. As soon as practicable following the close of each fiscal year of the Trust and following the effective date of the removal or resignation of any Trustee, the Trustee shall file with the Committee and with the Company a written report setting forth all transactions with respect to the Fund during such fiscal year or during the period from the close of the last fiscal year to the date of such removal or resignation and listing the assets of the Fund and the market value thereof as of the close of the period covered by such report.

     SECTION 8.5. APPROVAL OF REPORTS. Upon the receipt by the Trustee of the Company's written approval of any such report, or upon the expiration of six months after delivery of any such report to the Company, such report (as originally stated if no objection has been theretofore filed by the Company, or as theretofore adjusted pursuant to agreement between the Company and the Trustee) shall be deemed to be approved by the Company except as to matters, if any, covered by written objections theretofore delivered to the Trustee by the Company regarding which the Trustee has not given an explanation, or made adjustments, satisfactory to the Company, and the Trustee shall be released and discharged as to all items, matters and things set forth in such report which are not covered by such written objections as if such report had been settled and allowed by a decree of a court having jurisdiction regarding such report and of the Trustee, the Committee and the Participating Employers. The Trustee, nevertheless, shall have the right to have its accounts and reports settled by judicial proceedings if it so elects, in which event it shall be necessary to join as parties thereto only the Trustee, the Committee and the Participating Employers (although the Trustee may also join such other parties as it may deem appropriate).


                                    ARTICLE 9
               REMOVAL, RESIGNATION AND SUCCESSION OF THE TRUSTEE

     SECTION 9.1. REMOVAL. The Company, by resolution of its Board of Directors, may remove the Trustee at any time, such removal to take effect upon the effective date of the appointment of a successor Trustee as hereinafter provided.

     SECTION 9.2. RESIGNATION. Any Trustee may resign by delivering to the Company a written resignation to take effect upon the 60th day after the delivery thereof to the Company or upon such earlier date as may be acceptable to the Company.

     SECTION 9.3. APPOINTMENT, QUALIFICATIONS AND POWERS OF SUCCESSOR TRUSTEE. The Company may appoint additional or successor Trustees at any time by resolution of its Board of Directors, such appointment to become effective upon the delivery to any Trustee then in office and to any removed or resigning Trustee of a copy of such resolution certified by an officer of the Company and upon written acceptance of the Trust by the additional or successor Trustee so appointed. Each additional or successor Trustee shall have all the rights, powers, title, discretions, duties and immunities given to, or acquired by, the original Trustee. The legal title to the assets of the Fund shall be and remain vested in the Trustees from time to time acting hereunder without any transfer or conveyance to, by, or from any succeeding or retiring Trustee. No successor Trustee shall be liable for the acts or omissions of any prior Trustee or be obliged to examine the accounts, words, acts or omissions of any prior Trustee. If there shall at any time be more than one Trustee acting hereunder, such Trustees may act at a meeting, or by writing without a meeting, by the vote or written assent of the majority of such Trustees and references herein to the

Trustee shall be references to the several Trustees collectively.

     SECTION 9.4. CHANGES IN ORGANIZATION OF CORPORATE TRUSTEE. In the event that any corporate Trustee hereunder shall be converted into, shall merge or consolidate with, or shall sell or transfer substantially all of its assets and business to, another corporation, state or federal, the corporation resulting from such conversion, merger or consolidation, or the corporation to which such sale or transfer shall be made, shall thereupon become and be a Trustee of the Trust with the same effect as though specifically so named.


                                   ARTICLE 10
                            AMENDMENT OR TERMINATION

     SECTION 10.1. AUTHORITY TO AMEND OR TERMINATE. Subject to the provisions of Section 10.4, the Company shall have the right at any time and from time to time to amend the Trust in any manner, in whole or in part, or to terminate the Trust, provided that no amendment which changes the duties or liabilities of the Trustee shall be made without its written consent.

     SECTION 10.2. METHOD OF MAKING AMENDMENT. Each amendment of the Trust shall be made by delivery to the Trustee of a written instrument setting forth such amendment duly executed by the Company, together with a certified copy of a resolution of the Board of Directors of the Company authorizing the execution of such written instrument. Such written instrument (with the consent of the Trustee endorsed thereon, if its duties or liabilities are changed thereby) shall constitute the instrument of amendment.

     SECTION 10.3. TERMINATION OF TRUST. Termination of the Trust shall be effected by resolution of the Board of Directors of the Company. Written notice of such termination, together with a certified copy of such resolution, shall be delivered to the Trustee, and the Trustee shall dispose of the Fund in the manner directed in writing by the Committee, or such person designated by the Committee, or, in the absence of any such directions, in such manner as may be directed by a judgment or decree or a court of competent jurisdiction. The powers of the Trustee hereunder shall continue as long as any assets of the Fund remain in its hands.

     SECTION 10.4. DIVERSION OF FUND PROHIBITED. Subject only to the provisions of the second paragraph of Section 14.3 of the Plan, at no time (either by operation, amendment or termination of the Plan or Trust, or otherwise) shall any part of the Fund (other than such part as is required to pay taxes and administration expenses) be used for, or diverted to, purposes other than for the exclusive benefit of employees of the Participating Employers or their beneficiaries.


                                   ARTICLE 11
                           CONTINUANCE BY A SUCCESSOR

     In the event that the Company, or any corporation which becomes a Participating Employer under Section 12.1, shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another corporation shall succeed to all or substantially all of the business of the Company or of such Participating Employer, such successor corporation may be substituted for the Company or the Participating Employer as a party to the Trust by executing an appropriate supplemental agreement with the Trustee.


                                   ARTICLE 12
                             PARTICIPATING EMPLOYERS

     SECTION 12.1. PARTICIPATING EMPLOYERS MAY JOIN IN AGREEMENT. Any corporation which shall adopt the Plan pursuant to Section 11.1 of the Plan thereof shall become a party to the Trust by filing with the Company and the Trustee a duly executed instrument. Moneys thereafter remitted to the Trustee by or on behalf of such Participating Employer and its employees and the income therefrom shall be held by the Trustee as a part of the Fund.

     SECTION 12.2. COMPANY APPOINTED AGENT BY PARTICIPATING EMPLOYERS. Each Participating Employer which shall become a party to this Trust pursuant to
Article 11 or Section 12.1 by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Company by the terms of this Agreement, including, but not by way of limitation, the power to amend this Agreement and to terminate the Trust created hereunder. The authority of the Company to act as such agent shall continue unless and until the portion of the Trust Fund held for the benefit of employees of the particular

Participating Employer and their beneficiaries is set aside in a separate Trust as provided in Section 12.3.

     SECTION 12.3. SEPARATION OF FUND. The Company and each other Participating Employer reserve the right to cause the Trustee to set aside from the Fund such portion of the Fund as the Committee shall determine to be held for the benefit of the employees of the corporation (i.e., the Company or the other Participating Employer, as the case may be) which shall have elected to exercise such right (such corporation being hereinafter referred to as the "withdrawing Employer") and their beneficiaries under the Plan. Any portion which is so segregated shall thereafter constitute a separate trust fund and shall be held upon a separate trust identical to that hereby established, except that with respect thereto this Agreement shall be construed as if the withdrawing Employer were the only employer named herein. Thereafter, with respect to such separate trust fund all powers and authority herein conferred upon the Company shall devolve upon the withdrawing Employer and all power and authority herein conferred upon the Committee shall devolve upon a Committee appointed by the withdrawing Employer. Upon the request of a withdrawing Employer, the Committee, or such person designated by the Committee, shall given written directions to the Trustee with respect to such segregation, a copy of which shall be given to each Participating Employer which shall then be a party to this Trust. Such directions shall specify not only the amount to be segregated, but the particular assets of the Fund which shall be used to constitute such separate trust fund. The Trustee shall follow such directions of the Committee which shall constitute a conclusive determination that the amount and the assets so segregated represent the share which should be held upon a separate trust for the benefit of the employees of the withdrawing Employer and their beneficiaries under the Plan, unless one or more of the Participating Employers shall file with the Trustee and the Committee a written protest within 30 days after such directions are given to the Trustee.


                                   ARTICLE 13
                        CONTROLLING LAW AND LEGAL ACTIONS

     SECTION 13.1. CONTROLLING LAW. To the extent not preempted by the Employee Retirement Income Security Act of 1974, the Trust shall be construed, enforced and administered according to Illinois law.

     SECTION 13.2. LEGAL ACTIONS. The Company shall have the authority to enforce the Trust on behalf of any and all persons having or claiming any interest in the Fund.


                                   ARTICLE 14
                                  MISCELLANEOUS

     SECTION 14.1. PROTECTION OF PERSONS DEALING WITH TRUSTEE. No person dealing with the Trustee shall be required or entitled to see to the application of any money paid or property delivered to the Trustee, or to determine whether or not the Trustee is acting pursuant to authorities granted to it hereunder or to authorizations or directions herein required.

     SECTION 14.2. TAX EXEMPTION OF TRUST. The Trust is hereby designated as constituting a part of a plan intended to qualify and to be tax exempt under
Section 401(a) and Section 501(a) of the Internal Revenue Code of 1954, as amended from time to time. Until advised otherwise, the Trustee may conclusively assume that the Trustee is so qualified and tax exempt.

     SECTION 14.3. NO INTEREST IN PARTICIPATING EMPLOYER GIVEN BY TRUST. Neither the creation of the Trust nor anything contained in the Trust shall be construed as giving any person or employee of any Participating Employer any equity or interest in the assets, business, or affairs of any Participating Employer or any right to continue in the employ of any Participating Employer.

     SECTION 14.4. GENDER AND PLURALS. In the Trust, words in the masculine gender shall include masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular.


                                   ARTICLE 15
                                    EXECUTION

     The Trust may be executed in any number of counterparts, each of which shall be considered an original and no other counterpart need be produced.

     IN WITNESS WHEREOF, the Company and the Trustee, to evidence the establishment of the Trust, have caused the Trust to be signed and their corporate seals to be hereunto affixed by their authorized officers, all on this _____ day of _______________, 1993.

                                            IMC-AGRICO MP, INC.



                                            By _______________________________
(Corporate Seal)                               Vice President


ATTEST:


______________________________
        Secretary





                                            THE NORTHERN TRUST COMPANY,
                                            Trustee



                                            By _______________________________
(Corporate Seal)


ATTEST:


______________________________